Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of West End Indiana Bancshares, Inc. of our report dated March 29, 2013, on our audits of the consolidated financial statements of West End Indiana Bancshares, Inc. as of and for the years ended December 31, 2012 and 2011, which report is included in West End Indiana Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
August 16, 2013